Exhibit 99.1

November 7, 2014

Diligent Board Member Services, Inc. Announces Third Quarter 2014 Financial Results

Total revenue of $US 21.4 million, up 24% year-over-year

Adjusted EBITDA of $US 6.8 million, representing a 31.9% Adjusted EBITDA margin

Adjusted Net Income of $US 3.4 million, or $0.03 per share

November 7, 2014 —Diligent Board Member Services, Inc. (“Diligent” or the “Company”) (NZX: DIL) (www.boardbooks.com), provider of the world’s most widely used secure board portal, today announced financial results for the third quarter ended September 30, 2014.

Alessandro Sodi, President and Chief Executive Officer of Diligent, said, “Our solid financial and operating results in the third quarter reflect continued strong demand for our Boardbooks product and superior execution by the entire Diligent team. Looking forward, we are well positioned to continue to grow our market share worldwide due to our industry leading product offering and strategies to invest in our global sales infrastructure and product development. We will continue to build on our accomplishments with a focus on creating long-term value.”

Third Quarter 2014 Financial Highlights

•                  Revenue: For the quarter ended September 30, 2014, total revenue was $US 21.4 million, an increase of 24% compared with $US 17.2 million in the prior year.

•                  Gross Profit: Gross profit for the third quarter was $US 17.3 million, an increase of 24% compared with $US 14.0 million in the prior year. Gross margin was 80.7% compared with 81.2% in the third quarter of 2013.

•                  Adjusted EBITDA: For the quarter ended September 30, 2014, Adjusted EBITDA was $US 6.8 million, an increase of 6% compared with $US 6.4 million in the prior year. Adjusted EBITDA margin was 31.9% compared with 37.2% in the prior year.

•                  Net Income: For the quarter ended September 30, 2014, net income was $US 2.7 million, an increase of 25% compared with $US 2.2 million in the prior year. Diluted earnings per share were $US 0.02, compared with $US 0.02 in the prior year.

Adjusted Net Income for the third quarter was $US 3.4 million, a decrease of 8% compared with $US 3.7 million in the prior year. Adjusted Net Income per diluted share was $US 0.03, compared with $US 0.03 in the prior year.

•                  Balance Sheet: As of September 30, 2014, Diligent had $US 66.8 million in cash and cash equivalents and no bank debt, an increase of $US 5.2 million as compared to the cash and cash equivalents on June 30, 2014.

Third Quarter Business Highlights

•                  Boardbooks Users: During the third quarter of 2014, the number of Diligent Boardbooks® users increased by approximately 5,100 to over 87,700 users.

•                  Revenue Retention Rate: In the third quarter, Diligent’s annual revenue retention rate (excluding upsells into the existing customer base) continued to exceed 95%; which the Company believes places it among the best-in-class for SaaS companies.

•                  Industry Awards: In September, Diligent was named a category finalist in The Independent’s UK 2014 Peer Awards for Excellence, achieving a top three placing in the customer service category of the Customer Engagement Peer Awards. In August, Diligent was ranked fifth in the ‘New Zealand EY Ten Companies to Watch’ list, which is made up of the highest dollar value growth companies in the TIN100 (Technology Investment Network).

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Revenue Outlook

As of November 6, 2014, Diligent is initiating revenue guidance for the fourth quarter 2014 and increasing guidance for the full year 2014, as follows:

•                  Fourth Quarter 2014: The Company expects revenue to be between $US 21.6 million and $US 22.1 million, or an increase of 19% to 21% year-over-year.

•                  Full Year 2014: The Company is increasing its annual revenue guidance to between $US 82.5 million and $US 83 million, or an increase of 27% to 28% over full year 2013, compared with the prior outlook for revenue of between $US 81.5 million and $US 82.5 million.

Quarterly Conference Call

Diligent will host a conference call today at 9:30 a.m. NZDT (3:30 p.m. US ET) to review the Company’s financial results for the third quarter ended September 30, 2014. To access this call participants should dial 0800 452 092 (New Zealand), 1-855-327-6837 (U.S.) or +1-778-327-3988 (international). A live webcast of the conference call will be accessible from the investor relations section of Diligent’s website at http://boardbooks.com/investor-relations/events-presentations/. A replay of this conference call can also be accessed through November 14, 2014 at 9:00 a.m. USET, by dialing 0800 452 092 (New Zealand), 1-800-319-6413 (U.S.). The replay pass code is 78523.

About Diligent

Over 87,700 individual directors, executives and board teams worldwide rely on Diligent Board Member Services, Inc. (NZX: DIL) to speed and simplify how board materials are produced, delivered, reviewed and voted on. Providing the world’s most widely used secure board portal via iPad, Windows devices and browsers — Diligent has pioneered ease of use, stringent security, and superior training and support since 2001. Diligent Boardbooks provides directors and management with immediate access to their most time sensitive and confidential information along with the tools to review, discuss and collaborate on it. It also helps administrative staff accelerate production and delivery, and corporate executives streamline board communications and decisions.

Diligent uses the Software-as-a-Service (SaaS) model to distribute its Diligent Boardbooks application to the market and maintain the security and integrity of its clients’ data. Under this model, Diligent offers annual renewable subscriptions for customer access to its Diligent Boardbooks product which is hosted on Diligent’s secure servers, and offers a complete suite of related services including training, support, data migration and data security/backup.

Non-GAAP Financial Measures

This earnings release presents Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per share information, which are provided to investors to supplement the results of operations reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We define these terms as follows:

•                  Adjusted EBITDA: operating income before depreciation and amortization expense, stock based compensation expense, costs associated with the investigation and restatement of our historical financial statements, and other costs, such as the CEO’s replacement awards and restatement bonuses.

•                  Adjusted Net Income: net income before costs relating to non cash stock based compensation, costs associated with the investigation and restatement of our historical financial statements, and other costs, such as the CEO’s replacement awards and restatement bonuses, net of tax.

These supplemental measures of the Company’s performance are not required by, or presented in accordance with GAAP. The Company’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating the Company’s ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items the Company excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. Non-GAAP financial measures should not be considered in isolation from, or a substitute for, financial information prepared in accordance with GAAP. For a quantitative reconciliation of Adjusted EBITDA and Adjusted Net Income to the most directly comparable GAAP financial performance measure see Schedule 4: Reconciliation of GAAP to Non-GAAP Operating Results in this earnings release.

Safe Harbor Statement

Statements made in this press release that state Diligent’s or management’s intentions, beliefs, expectations, or predictions for the future are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including without limitation Diligent’s revenue outlook for the fourth quarter and full year 2014. Readers are cautioned that these statements are only predictions and may differ materially from actual future events or results. All forward looking-statements are only as of the date of this press release and Diligent undertakes no obligation to update or revise them. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause Diligent’s actual results to differ materially from those projected in such forward-looking statements. For example, if we do not successfully develop or introduce new product offerings, or enhancements to our existing Diligent Boardbooks offerings, or keep pace with technological changes that impact the use of our product offerings, or suffer security breaches or service interruptions, we may lose existing customers or fail to attract new customers and our financial performance and revenue growth may suffer. Factors which could cause our actual results to differ materially from those projected in forward-looking statements include, without limitation, economic, competitive, regulatory and technological factors affecting Diligent Board Member Services, Inc.’s operations, markets, products, services and other factors set forth in the Company’s Risk Factors included in its Annual Report on Form 10-K/A filed with the SEC on May 20, 2014.

Investor inquiries:	Media inquiries:

Sonya Joyce Ph: + 64 4 894 6912	Geoff Senescall Ph: + 64 21 481 234

Diligent Board Member Services, Inc.

Schedule 1: Unaudited Condensed Consolidated Statements of Income

(in $US thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Revenues	$21,423	$17,235	$60,893	$46,573
Cost of revenues (excluding depreciation and amortization)	4,133	3,244	11,827	9,017
Gross profit	17,290	13,991	49,066	37,556

Operating expenses:
Selling and marketing	2,726	2,473	8,084	7,089
General and administrative (1)	6,437	5,371	21,086	13,664
Research and development	2,486	1,209	5,259	3,088
Depreciation and amortization	765	515	1,953	1,130
Investigation and restatement	—	939	916	3,282
Total operating expenses	12,414	10,507	37,298	28,253

Operating income	4,876	3,484	11,768	9,303

Other income (expense), net:
Interest expense, net	59	(24)	30	(58)
Foreign exchange transaction (loss) gain	(126)	32	(25)	(149)
Total other income (expense), net	(67)	8	5	(207)

Income before provision for income taxes	4,809	3,492	11,773	9,096
Income tax expense	2,107	1,339	4,622	3,485
Net income	$2,702	$2,153	$7,151	$5,611

Accrued preferred stock dividends	(83)	(89)	(253)	(270)
Net income attributable to common stockholders	$2,619	$2,064	$6,898	$5,341

Earnings per share:
Basic	$0.02	$0.02	$0.06	$0.05
Diluted	$0.02	$0.02	$0.06	$0.04
Weighted average shares outstanding:
Basic	117,611	116,443	116,872	116,422
Diluted	122,020	121,744	120,849	121,863

(1)         Within general and administrative expenses Diligent has recorded expense of $US 0 and $US 2.1 million for the CEO’s replacement awards and $US 0 and $US 656,000 for restatement bonuses for the three and nine months ended September 30, 2014, respectively.

Diligent Board Member Services, Inc.

Schedule 2: Unaudited Condensed Consolidated Balance Sheets

(in $US thousands, except share and per share amounts)

	September 30,	December 31,
	2014	2013

ASSETS
Current assets:
Cash and cash equivalents	$66,837	$43,583
Short-term investments	—	12,497
Accounts receivable, net	1,685	1,750
Deferred commissions	1,343	1,532
Prepaid expenses and other current assets	2,936	1,936
Deferred tax assets	4,476	3,111
Income tax receivable	—	1,430
Total current assets	77,277	65,839

Property and equipment, net	10,924	8,228
Intangible Assets	25	—
Deferred tax assets	3,654	3,607
Security deposits	704	676
Total assets	$92,584	$78,350

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,095	$2,402
Accrued expenses and other liabilities	9,530	8,856
Income taxes payable	350	—
Deferred revenue	31,651	27,428
Obligations under capital leases	762	847
Total current liabilities	43,388	39,533

Non-current liabilities:
Deferred revenue, less current portion	11,584	10,471
Obligations under capital leases	156	767
Other non-current liabilities	3,302	2,634
Total non-current liabilities	15,042	13,872
Total liabilities	58,430	53,405
Commitments and contingencies	—	—
Redeemable preferred stock:
Series A convertible redeemable preferred stock, $.001 par value, 50,000,000 shares authorized 30,000,000 and 32,667,123 shares issued and outstanding (liquidation value $4,753)	3,000	3,261
Stockholders’ equity:
Common Stock, $.001 par value, 250,000,000 shares authorized, 86,765,836 and 83,776,155 shares issued and outstanding	87	84
Additional paid-in capital	31,186	28,861
Accumulated deficit	(69)	(7,220)
Accumulated other comprehensive income (loss)	(50)	(41)
Total stockholders’ equity	31,154	21,684
Total liabilities, redeemable preferred stock and stockholders’ equity	$92,584	$78,350

Diligent Board Member Services, Inc.

Schedule 3: Unaudited Condensed Consolidated Statements of Cash Flows

(In $US thousands)

	Nine Months Ended September 30,
	2014	2013

Cash flows from operating activities:
Net income	$7,151	$5,611
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred taxes	(1,411)	(1,245)
Excess tax benefits realized from share-based compensation	—	(302)
Depreciation and amortization	1,953	1,130
Share-based compensation	2,057	1,225
Changes in operating assets and liabilities:
Accounts receivable	65	(684)
Deferred commissions	189	248
Prepaid expenses and other current assets	(1,000)	(268)
Security deposits	—	13
Accounts payable and accrued expenses	(766)	3,490
Income taxes receivable/payable	1,780	(1,600)
Deferred revenue	5,335	8,970
Other non-current liabilities	748	424
Other	—	50
Net cash provided by operating activities	16,101	17,062
Cash flows from investing activities:
Purchases of short-term investments	—	(10,999)
Proceeds from maturity of short-term investments	12,497	103
Restricted cash-security deposits	(28)	(462)
Purchases of property and equipment	(4,160)	(2,282)
Purchases of intangible assets	(25)	—
Net cash provided by (used in) investing activities	8,284	(13,640)
Cash flows from financing activities:
Payment of preferred stock dividend	(359)	(120)
Proceeds from exercise of stock options and purchases of shares under stock purchase plan	14	74
Excess tax benefits realized from share-based compensation	—	302
Repayments of obligations under capital leases	(695)	(418)
Payments of obligations under software licensing agreements	(82)	(109)
Net cash used in financing activities	(1,122)	(271)
Effect of exchange rates on cash and cash equivalents	(9)	(93)
Net increase in cash and cash equivalents	23,254	3,058
Cash and cash equivalents at beginning of period	43,583	33,311
Cash and cash equivalents at end of period	$66,837	$36,369

Diligent Board Member Services, Inc.

Schedule 4: Reconciliation of GAAP to Non-GAAP Operating Results

(in $US thousands, except per share amounts)

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2014	2013	2014	2013
Operating Income	$4,876	$3,484	$11,768	$9,303
(+) D&A	765	515	1,953	1,130
EBITDA	5,641	3,999	13,721	10,433
(+) Investigations & Restatement	—	939	916	3,282
(+) CEO Replacement Awards and Restatement Bonuses	—	1,024	2,756	1,024
(+) Stock Based Comp	1,191	454	1,768	1,225
Adj. EBITDA (1)	6,832	6,416	19,161	15,964
Adj. EBITDA Margin	31.9%	37.2%	31.5%	34.3%

(1)         Adjusted EBITDA is calculated as operating income plus depreciation and amortization expense, stock based compensation, costs associated with the investigation and restatement of our historical financial statements, and other costs, such as the CEO’s replacement awards and restatement bonuses.

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2014	2013	2014	2013
Net Income	$2,702	$2,153	$7,151	$5,611
(+) Investigations & Restatement	—	939	916	3,282
(+) CEO Replacement Awards and Restatement Bonuses	—	1,024	2,756	1,024
(+) Stock Based Comp	1,191	454	1,768	1,225
(-) Income tax effect of adjustments	(524)	(918)	(2,122)	(2,102)
Adj. NET INCOME (1)	$3,369	$3,652	$10,469	$9,040

Weighted average shares outstanding Basic	117,611	116,443	116,872	116,422
Weighted average shares outstanding Diluted	122,020	121,744	120,849	121,863

Adj. Net Income per share Basic:	$0.03	$0.03	$0.09	$0.08
Adj. Net Income per share Diluted:	$0.03	$0.03	$0.09	$0.07

(1)         Adjusted net income is calculated as GAAP net income excluding the impacts of non cash stock based compensation, costs associated with the investigation and restatement of our historical financial statements, and other costs, such as the CEO’s replacement awards and restatement bonuses, net of tax.